UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 5, 2016
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 5, 2016, Finjan Holdings, Inc. (the “Company”), and Finjan, Inc. (“Finjan”), its wholly-owned subsidiary, announced that Finjan has filed contemporaneous patent infringement lawsuits against ESET LLC, a California Corporation and its parent corporation, ESET SPOL S.R.O., a Slovak Republican Corporation (collectively “ESET”), in California and in Germany, alleging infringement of six Finjan U.S. patents and one European patent.

Finjan filed a Complaint (Case No. 3:16-cv-03731), on July 1, 2016, in the U.S. District Court for the Northern District of California, and alleges that ESET’s products and services infringe six U.S. Finjan patents. In particular, Finjan is asserting infringement of U.S. Patent Nos. 6,154,844; 6,804,780; 7,975,305; 8,079,086; 9,189,621; and 9,219,755. In the U.S. action, Finjan is seeking, among other things, a jury trial, damages of not less than $44M, injunctive relief, enhanced damages, and reasonable attorneys’ fees and costs. Finjan also filed a Complaint against ESET for infringement of its European Patent No. EP 0965094, in the German District Court in Dusseldorf, Germany for ESET’s manufacture, use, and sale of accused products and services. ESET’s accused products include its Small Office Protection Products and Business protection Products, as well as ESET’s Home Protection Products.

Separately ESET, LLC filed a Complaint for Declaratory Judgment in the US District Court for the Southern District of California (Case No. 3-16-cv-01704) seeking a declaration of non-infringement of only one Finjan patent, namely, U.S. Patent No. 7,975,305.

A copy of the press release is attached hereto as Exhibit 99.1and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 5, 2016, entitled “Finjan Sues ESET for Patent Infringement in the United States and Germany.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: July 6, 2016	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer